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                                                                     EXHIBIT 3.2


                          CERTIFICATE OF INCORPORATION
                                       OF
                             SUNHAWK.COM CORPORATION


                                    ARTICLE I

     The name of this corporation is Sunhawk.com Corporation (the
"Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares of common stock, $0.0001 par value, all of which shall be the same class.

                                    ARTICLE V

     The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

                                   ARTICLE VI

     The Corporation is to have perpetual existence.

                                   ARTICLE VII

     1. Limitation of Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     2. Indemnification. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or his or her testator or intestate is or was a director, officer or employee of the Corporation, or any predecessor of the Corporation, or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     3. Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article

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VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

                                  ARTICLE VIII

     The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this Corporation.

     1. Number of Directors. The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. The names and addresses of the initial Board of Directors are:

     Marlin Eller             223 Taylor Avenue North, Suite 200
                              Seattle, WA  98109

     Fred Anton               223 Taylor Avenue North, Suite 200
                              Seattle, WA  98109

     Patricia Tangora         223 Taylor Avenue North, Suite 200
                              Seattle, WA  98109

     Luis F. Talavera         223 Taylor Avenue North, Suite 200
                              Seattle, WA  98109

     2. Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE IX

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                    ARTICLE X

     No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. Any corporate action for which the General Corporation Law of the State of Delaware, as then in effect, would otherwise require approval by either a two-thirds vote of the stockholders of the Corporation or by a two-thirds vote of one or more voting groups shall be deemed approved by the stockholders or the voting group(s) if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote or, if approval by voting groups is required, by the holders of a majority of shares within each voting group entitled to vote separately. Notwithstanding this Article, effect shall be given to any other provision of these Articles that specifically requires a greater vote for approval of any particular corporate action.

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                                   ARTICLE XI

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XII

     Stockholders who hold shares of the Corporation's common stock issued prior to the date of the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering") (or have been granted options to purchase shares of the Corporation's common stock prior to such date), may not, directly or indirectly, offer, offer to sell, sell, announce an intention to sell, transfer, contract to sell, assign, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of (collectively, "Transfer") any shares of the Corporation's common stock (either pursuant to Rule 144 of the regulations under the Securities Act of 1933, as amended, or otherwise) for a period of 24 months following the closing of the Initial Public Offering without first receiving the prior written consent of the lead underwriter (the "Lead Underwriter") of such Initial Public Offering. The restrictions contained in this Article XII shall not apply to any of the shares of the Corporation's common stock sold by the Corporation in the Initial Public Offering or issued subsequent thereto (other than upon the exercise of options granted prior to the date of the Initial Public Offering, to which these restrictions do apply).

     In the event that the Lead Underwriter consents to a Transfer during the 24-month restriction period, the execution of any order relating to a Transfer shall be placed through the Lead Underwriter.

     To enable the Corporation to enforce the aforesaid provisions, legends shall be placed on the securities subject to the restrictions of this Article XII, and stop-transfer orders shall be made with the transfer agent of the Corporation's securities with respect to the securities subject to the restrictions of this Article XII.

                                  ARTICLE XIII

     The name and mailing address of the incorporator is:

          David M. Otto, Esq.
          The Otto Law Group, PLLC
          4553 52nd Avenue N.E.
          Seattle, WA  98105

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30 day of June, 1999.

                                        ----------------------------------------
                                        David M. Otto, Esq.